SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Redline Performance Products, Inc. (Exact Name of Registrant as Specified in Its Charter)

Minnesota (State of Incorporation or Organization)	36-4335356 (IRS Employee Identification No.)

2510 Commerce Way, Vista, California (Address of Principal Executive Offices)	92083 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

     Securities Act registration statement file number to which this form relates: 333-102529.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Stock, $0.01 par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, par value $0.01 per share (“Common Stock”) of Redline Performance Products, Inc. (the “Registrant”). The description of the Common Stock to be registered hereunder is set forth under the caption “Description of Securities” contained in the Registrant’s Registration Statement on Form SB-2 (SEC File No. 333-102529), as amended by any amendments to such Registration Statement, which description is incorporated herein by reference.

Item 2. Exhibits.

     None

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Redline Performance Products, Inc.

Date May 7, 2003	By /s/ Mark A. Payne Mark A. Payne, President

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